UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 14, 2008
Western Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 672-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 2.06 Material Impairments
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 2.05 Costs Associated with Exit or Disposal Activities.
On December 14, 2008, Western Digital Corporation (the “Company”) committed to a business restructuring plan intended to realign its cost structure with a softer demand environment.
The restructuring plan includes the following actions by the Company:
•	temporarily halting the majority of the manufacturing operations, from December 20, 2008 through January 1, 2009, inclusive;

•	reducing compensation of the Company’s executive officers, board of directors and senior leadership;

•	reducing worldwide headcount by approximately five percent, or approximately 2,500 people;

•	reducing manufacturing work hours by approximately 20% through reduced use of temporary workers, reduced shift overtime and employee attrition;

•	closing one of the Company’s three hard drive manufacturing facilities in Thailand;

•	closing or disposing of one of the Company’s two media substrate manufacturing facilities in Malaysia; and

•	reducing capital spending for fiscal year 2009 from $750 million to approximately $500 million.
These actions, which the Company expects to complete by the end of March 2009, are expected to result in total charges of approximately $150 million which will be incurred across the December and March quarters. These charges will consist of asset impairment charges of approximately $90 million, employee termination costs of approximately $35 million and other exit costs of approximately $25 million. Approximately $60 million of these charges will be cash expenditures. The savings generated are expected to amount to approximately $150 million annually.
Item 2.06 Material Impairments.
The Company expects to incur non-cash impairment charges of approximately $90 million in connection with the restructuring activities described in Item 2.05 of this Current Report, primarily for the closure of one of the Company’s two hard drive manufacturing facilities in Navanakorn, Thailand and the closure or disposal of its media substrate manufacturing facility in Sarawak, Malaysia. The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In connection with the restructuring activities described in Item 2.05 of this Current Report, on December 14, 2008, the Compensation Committee of the Board of Directors of the Company approved management-recommended decreases in the annual base salaries of its Chief Executive Officer, its Chief Financial Officer and each of the other current executive officers of the Company who were named in the Summary Compensation Table in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission in connection with the Company’s 2008 Annual Meeting of Stockholders (the “Named Executive Officers”). Accordingly, effective January 12, 2009, the annual base salaries of the Named Executive Officers are as follows:
•	the annual base salary of John F. Coyne, the Company’s President and Chief Executive Officer, has been decreased by 33%, from $900,000 to $600,000;

•	the annual base salary of Timothy M. Leyden, the Company’s Executive Vice President and Chief Financial Officer, has been decreased by 25%, from $550,000 to $412,500;

•	the annual base salary of Raymond M. Bukaty, the Company’s Senior Vice President, Administration, General Counsel and Secretary, has been decreased by 15%, from $400,000 to $340,000; and

•	the annual base salary of Hossein Moghadam, the Company’s Senior Vice President, Chief Technology Officer, has been decreased by 15%, from $400,000 to $340,000.
Item 7.01 Regulation FD Disclosure.
In connection with the restructuring activities described in Item 2.05 of this Current Report, on December 14, 2008, the Board of Directors approved a 15% decrease in the annual retainers and committee fees payable to each of the

Company’s non-employee directors for calendar year 2009. The annual retainer and committee fees payable to each of the Company’s non-employee directors for calendar year 2008, prior to this decrease, is set forth in the Western Digital Corporation Summary of Compensation Arrangements for Named Executive Officers and Directors, filed as Exhibit 10.7 to the Company’s recent Form 10-Q filed with the SEC on October 31, 2008.
On December 17, 2008, the Company issued a press release announcing that demand for hard drives in the December quarter is significantly below the expectations outlined in the Company’s original revenue guidance range of $2.025 billion to $2.150 billion, issued on October 23, 2008. Industry pricing is also significantly more competitive than forecasted. WD now expects revenue for the December quarter to be in the range of $1.7 billion to $1.8 billion, with a consequent reduction in operating results. A copy of the press release is attached hereto as Exhibit 99.1.
Demand for Branded Products and Consumer Electronics (PVR/DVR) has been the most resilient but is still somewhat below the Company’s previous expectations entering the December quarter. Original Equipment Manufacturer and distribution demand in the Desktop, Notebook and Enterprise-SATA hard drive markets are significantly below the Company’s expectations. The reduced demand patterns manifested themselves in late October 2008 and became more pronounced throughout November 2008.
Demand has been below expectations in all geographies. The markets most impacted are Russia, Korea and Latin America where a combination of the inability of customers to access credit and the strengthening of the U.S. dollar versus the local currencies led customers to constrain order visibility and reduce order lot sizes in order to decrease inventory and conserve cash.
In addition to the slowing demand, the tight credit markets worldwide have led customers in all channels to reduce inventories. After taking some time to discern the declining demand pattern, the industry has acted throughout the quarter and is continuing to act to reduce excess capacity through temporary plant shutdowns and other actions which should lead to industry inventories at the end of the quarter being roughly in line with the reduced demand profile assuming typical seasonal demand patterns.
As described in Item 2.05 of this Current Report and in the press release, the Company is taking longer-term action to resize operational expenses and manufacturing resources to be more in line with the reduced demand run-rates which are expected to last well into calendar 2009. The intent of these resizing actions is to reduce the Company’s expenses and “break-even” point to a level that allows the Company to be profitable and cash positive at a $1.5 billion revenue run-rate, assuming stable segment mix and supply/demand equilibrium.
As is typical, the demand and pricing environment during the remainder of the month of December 2008 will be critical in determining the Company’s operating results for its second fiscal quarter of 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release issued by Western Digital Corporation on December 17, 2008, announcing its plan to realign its cost structure with a softer demand environment and revising its second quarter revenue outlook.
This Form 8-K contains forward-looking statements, including statements concerning: the Company’s plans to realign its production capacity and cost structure with industry demand; the expected size, type and timing of charges and future annual savings associated with the Company’s business restructuring plan; the expected reduction in the Company’s capital spending and quarterly operating expense; the Company’s expectations regarding revenue for the December quarter; resiliency of demand in Branded Products and Consumer Electronics markets; levels of inventory of hard drives in the industry at quarter end; and the ability of the Company to be profitable and cash positive at a $1.5 billion revenue run-rate. These forward-looking statements are based on current management expectations and are subject to important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, including: the impact of current negative global economic conditions; supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new hard drive markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; changes in the availability and cost of commodity materials and specialized product components that WD does not make internally; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on October 31, 2008, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation
December 17, 2008	By:	/s/ Raymond M. Bukaty
		Name:	Raymond M. Bukaty
		Title:	Senior Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on December 17, 2008, announcing its plan to realign its cost structure with a softer demand environment and revising its second quarter revenue outlook.